As filed with the Securities and Exchange Commission on April 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Five Point Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	27-0599397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 FivePoint, 4th Floor

Irvine, California 92618

(Address of Principal Executive Offices, including zip code)

Amended and Restated Five Point Holdings, LLC 2023 Incentive Award Plan

(Full title of the plan)

Michael A. Alvarado

Chief Operating Officer, Chief Legal Officer and Vice President

Five Point Holdings, LLC

2000 FivePoint, 4th Floor

Irvine, California 92618

(Name and address of agent for service)

(949) 349-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 7,500,000 Class A Common Shares of Five Point Holdings, LLC, a Delaware limited liability company (the “Company”), issuable under the Amended and Restated Five Point Holdings, LLC 2023 Incentive Award Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the prior registration statement on Form S-8 (File No. 333-272527) previously filed with respect to the Plan are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that the Company files later with the SEC will automatically update and in some cases supersede this information. Specifically, the Company incorporates by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March  6, 2026;

(b) The Company’s Current Report on Form 8-K filed with the SEC on February 10, 2026;

(c) The description of the Class A Common Shares filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed with the SEC for the purpose of updating such description; and

(d) Future filings the Company and the Plan make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and before the filing of any post-effective amendment to this Registration Statement that indicates that all securities offered under this Registration Statement have been sold or that deregisters all such securities then remaining unsold. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the SEC will be incorporated by reference into, or otherwise be included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein, including in any exhibit, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-8:

Exhibit No.	Exhibit Description

3.1	Certificate of Formation of Five Point Holdings, LLC (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 filed on April 7, 2017 (File No. 333-217213))

3.2	Second Amended and Restated Limited Liability Company Agreement of Five Point Holdings, LLC (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 19, 2017)

4.1	Description of Shares (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019)

5.1	Opinion of Latham & Watkins LLP

10.1	Amended and Restated Five Point Holdings, LLC 2023 Incentive Award Plan

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accountants

24.1	Power of Attorney (included on the signature page hereto)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 7, 2026.

FIVE POINT HOLDINGS, LLC

By:	/s/ Daniel Hedigan
Name:	Daniel Hedigan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Daniel Hedigan and Michael Alvarado, or any of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Daniel Hedigan	President and Chief Executive Officer	April 7, 2026
Daniel Hedigan	(Principal Executive Officer)

/s/ Kim Tobler	Chief Financial Officer, Treasurer and Vice President	April 7, 2026
Kim Tobler	(Principal Financial and Accounting Officer)

/s/ Kathleen Brown	Director	April 7, 2026
Kathleen Brown

/s/ William Browning	Director	April 7, 2026
William Browning

/s/ Jonathan Foster	Director	April 7, 2026
Jonathan Foster

/s/ Emile Haddad	Director	April 7, 2026
Emile Haddad

/s/ Gary Hunt	Director	April 7, 2026
Gary Hunt

/s/ Sam Levinson	Director	April 7, 2026
Sam Levinson

/s/ Stuart Miller	Director	April 7, 2026
Stuart Miller

/s/ Michael Rossi	Director	April 7, 2026
Michael Rossi

/s/ Michael Winer	Director	April 7, 2026
Michael Winer